JOINT FILING AGREEMENT

     Each of the undersigned hereby agrees that the Schedule 13D filed herewith is filed jointly, pursuant to Rule 13d-1(K) of the Securities Exchange Act of 1934, as amended, on behalf of each of them.


                                                     JOSEPH Y. ROBICHAUD



Date:    February 21, 2000                           /s/  Joseph Y. Robichaud
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                                                     CASTOR CAPITAL CORPORATION



Date: February 21, 2000                              /s/  Joseph Y. Robichaud
      ------------------                             ---------------------------
                                                     By:  Joseph Y. Robichaud,
                                                          Chairman and Chief
                                                          Executive Officer



                                                     ROBICHAUD FAMILY TRUST



Date: February 21, 2000                              /s/  Joseph Y. Robichaud
      -----------------                              ---------------------------
                                                     By:  Joseph Y. Robichaud,
                                                          Trustee